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Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Registration Statement on Form S-4 of PQ Corporation of our report dated March 11, 2005, except for the inclusion of segment information in Note 21 and the inclusion of the guarantor information in Note 23, as to which the date is June 10, 2005, relating to the financial statements of PQ Corporation which appears in such Registration Statement. We also consent to the reference to us under the headings "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, PA
June 10, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM